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                                                                 Exhibit 1(c)

                               SECOND AMENDMENT
                     TO AGREEMENT AND DECLARATION OF TRUST
                                       OF
                        AIM SPECIAL OPPORTUNITIES FUNDS


     THIS SECOND AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST OF AIM SPECIAL OPPORTUNITIES FUNDS (the "Amendment") is entered into the 10th day of August, 1998 among Charles T. Bauer, Bruce L. Crockett, Owen Daly II,
Edward K. Dunn, Jr., Jack Fields, Carl Frischling, Robert H. Graham, Lewis F. Pennock, Ian W. Robinson and Louis S. Sklar, as Trustees, and each person who became or becomes a Shareholder in accordance with the terms set forth in that certain Agreement and Declaration of Trust of AIM Special Opportunities Funds, a Delaware business trust (the "Trust") entered into as of February 4, 1998, as amended (the "Agreement").

     WHEREAS, the Trustees of the Trust desire to establish a new portfolio of the Trust and three classes thereof, namely the AIM Mid Cap Opportunities Fund and its Class A Shares, Class B Shares and Class C Shares; and

     WHEREAS, Section 2.3.1 of the Agreement permits the Trustees to establish such Classes and Section 9.7 of the Agreement authorizes the Trustees to amend or otherwise supplement the Agreement by making an amendment, all without prior Shareholder authorization or vote; and

     WHEREAS, at a meeting duly called and held on the 6th day of August, 1998, the Trustees have resolved to amend the Agreement as hereinafter set forth.

     NOW, THEREFORE, the Trustees hereby amend the Agreement as herein set forth below:

     1. Capitalized terms not specifically defined in this Amendment shall have the meanings ascribed to them in the Agreement.

     2. Section 2.3 of the Agreement shall be deleted in its entirety and the following new Section shall be substituted in lieu thereof:

          "SECTION 2.3 ESTABLISHMENT OF PORTFOLIOS AND CLASSES. The Trust shall contain two Portfolios: AIM Small Cap Opportunities Fund and AIM Mid Cap Opportunities Fund. Each such Portfolio shall have three Classes: Class A Shares, Class B Shares and Class C Shares. The establishment and designation of any additional Portfolio or Class thereof or, subject to Section 6.1 hereof, any change to the Portfolios or Classes, shall be effective upon the adoption by a majority of the then Trustees of a resolution which sets forth such establishment, designation or change."

     The foregoing shall not be construed to amend or replace Sections 2.3.1,
2.3.2 or 2.3.3 of the Agreement.

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     3.   With the exception of the amendment to Section 2.3 of the Agreement as set forth in paragraph 2 of this Amendment, the Agreement, as amended, shall in all other respects remain in full force and effect.

     4. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.


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     IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the
Trust, have executed this Second Amendment to Agreement and Declaration of Trust of AIM Special Opportunities Funds as of the day first above written.


/s/ CHARLES T. BAUER                     /s/ BRUCE L. CROCKETT
------------------------------------     -------------------------------------
Charles T. Bauer, Trustee                Bruce L. Crockett, Trustee

/s/ OWEN DALY II                         /s/ EDWARD K. DUNN, JR.
------------------------------------     -------------------------------------
Owen Daly II, Trustee                    Edward K. Dunn, Jr., Trustee

/s/ JACK FIELDS                          /s/ CARL FRISCHLING
------------------------------------     -------------------------------------
Jack Fields, Trustee                     Carl Frischling, Trustee

/s/ ROBERT H. GRAHAM                     /s/ LEWIS F. PENNOCK
------------------------------------     -------------------------------------
Robert H. Graham, Trustee                Lewis F. Pennock, Trustee

/s/ IAN W. ROBINSON                      /s/ LOUIS S. SKLAR
------------------------------------     -------------------------------------
Ian W. Robinson, Trustee                 Louis S. Sklar, Trustee


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